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                                                                    Exhibit 99.1




                                   NVR, INC.

                              2000 BROADLY-BASED
                               STOCK OPTION PLAN
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                                TABLE OF CONTENTS

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                                                                          Page
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1.    PURPOSE...........................................................     1
2.    SHARES SUBJECT TO THE PLAN........................................     1
3.    ELIGIBILITY.......................................................     1
4.    ADMINISTRATION....................................................     2
5.    EFFECTIVE DATE AND TERM OF THE PLAN...............................     3
6.    OPTION PRICES.....................................................     3
7.    OPTION PERIOD.....................................................     3
8.    EXERCISE OF THE OPTIONS...........................................     3
9.    NONTRANSFERABILITY OF OPTIONS.....................................     5
10.   RIGHTS AS A HOLDER OF SHARES......................................     5
11.   RULE 16B-3........................................................     6
12.   ADJUSTMENTS UPON CHANGES IN SHARES................................     6
13.   CHANGE OF CONTROL; SALE OF ASSETS/STOCK...........................     7
14.   USE OF PROCEEDS...................................................     8
15.   OTHER PROVISIONS..................................................     8
16.   TAX WITHHOLDING...................................................     8
17.   AMENDMENT.........................................................     8
18.   SUSPENSION OR TERMINATION OF PLAN.................................     8
19.   INDEMNIFICATION...................................................     9
20.   DISCLAIMER OF EMPLOYMENT RIGHTS...................................     9
21.   GOVERNING LAW.....................................................     9
22.   SUBSEQUENT SHAREHOLDER APPROVAL...................................     9

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                                   NVR, INC.

                              2000 BROADLY-BASED
                               STOCK OPTION PLAN


1.        PURPOSE.

          This Plan is intended and is being adopted to provide an incentive to all employees and directors of NVR, Inc. (the "Corporation") and any corporation controlling, controlled by or under common control with the Corporation (the "Affiliates") to encourage such individuals to remain in the employ or service of the Corporation and its Affiliates and to promote the continued profitability and growth of the Corporation.

2.        SHARES SUBJECT TO THE PLAN.

          The aggregate number of shares of common stock of the Corporation ("Shares") which may be covered by stock options ("Options") granted pursuant to the Plan is 2,000,000 subject to adjustment under Section 12. Shares covered by Options that expire unexercised shall again be available for grant under the Plan. Options granted under the Plan shall be non-qualified stock options.

3.        ELIGIBILITY.

          Subject to the limitations contained in this Section 3, Options may be granted under the Plan to employees and directors (including non-employee directors) of the Corporation or any Affiliate (the "Participants") as of the Effective Date (as defined below) as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. The following limitations, which are subject to adjustment under Section 12, shall apply to the grant of Options under the Plan:

          (a) For the period ending three years after the Effective Date, (i) at least 50% of the Participants to whom Options are granted must be persons who are not Key Employees, and (ii) at least 50% of the Shares subject to Options must be subject to Options granted to persons who are not Key Employees; and

          (b) During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, the maximum number of Shares subject to Options that can be awarded under the Plan to any eligible person is five hundred thousand (500,000).
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For purposes of the Plan, "Key Employee" means all directors of the Corporation, all persons who are "officers" as that term is defined in SEC Rule 16a-1(f), 17 C.F.R. Section 240.16a-1(f), promulgated under Section 16 of the Securities Exchange Act of 1934, and all area presidents of homebuilding operations of the Corporation. An individual may hold more than one Option, subject to such restrictions as are provided herein.

4.        ADMINISTRATION.

          This Plan will be administered by a Committee (the "Committee") composed of two or more members appointed by the Board of Directors of the Corporation (the "Board") in accordance with the following provisions:

          (a) The Board may remove members from or add members to the Committee at any time and fill vacancies on the Committee, however caused. The Committee will hold meetings at such times and places as it may determine. The acts of a majority of the Committee, either taken at a meeting or approved in writing by a majority of the members of the Committee, will be the valid acts of the Committee.

          (b) Except as may be otherwise determined by the Committee, the following procedures will be followed with respect to the granting of all Options under this Plan:

               (i) All Options will be granted in writing and on a form of "Grant" approved for that purpose by the Committee. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, provided, however, that the date of grant of Options awarded by the Committee prior to the Effective Date shall be the Effective Date.

               (ii) All Options will be granted by the action of at least a majority of the members of the Committee effective as of the date(s) specified in the grant. Each Grant, or a copy thereof, will be signed by the Chairman of the Committee and filed with the Board.

               (iii) The Corporation and the optionee will enter into an Option Agreement which will incorporate the terms of the Grant and such other provisions as may be included pursuant to Section 15 of this Plan.

          (c) The interpretation and construction by the Committee of any of the provisions of this Plan or of any Option granted under this Plan, together with the actions of the Committee in the granting of Options as provided in

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

     this Plan, will be final and conclusive unless otherwise specifically provided in writing by the Board.

5.        EFFECTIVE DATE AND TERM OF THE PLAN.

          The Plan shall become effective as of the date of adoption by the Board (the "Effective Date"). The Plan shall terminate on the date ten years after the Effective Date but such termination shall not impair any rights or obligations under any Option theretofore granted to a Participant under this Plan.

6.        OPTION PRICES.

          Each Option Grant shall state the pertinent per Share option price (the "Option Price"), as determined by the Committee. The Option Price for Options granted with regard to Shares shall be no less than the fair market value (as determined by the closing price on the national securities exchange on which the Shares are listed on the day preceding the date of grant or by any other method acceptable to the Committee in its absolute discretion) of the Shares covered by the Option; provided, that, in no event shall the Option Price
                              --------  ----
be less than the par value of the Shares covered by the Option.

7.        OPTION PERIOD.

          Each Option shall be granted for a period of no more than ten (10) years from the date of grant.

8.        EXERCISE OF THE OPTIONS.

          (a) Subject to Section 13 below, each Option granted under the Plan after the Effective Date shall become exercisable, based on the optionee's continued employment with the Corporation or an Affiliate, at such time as the Committee sets forth in the applicable Option Agreement, provided, however, that no Option shall become exercisable before January 1, 2006. Notwithstanding the foregoing exercisablity schedule, any limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

          (b) An Option shall terminate immediately and may no longer be exercised if the optionee ceases to be an employee of the Corporation or any of its Affiliates as a result of a termination for "Cause." A termination shall be for "Cause" in the event the Participant ceases to be an employee of the Corporation, or any of its Affiliates, if the termination is a result of (i) conviction of a felony or other

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crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Participant's duties including a breach of such Participant's fiduciary duty of loyalty; (iii) a willful violation of any criminal law involving a felony, including federal or state securities laws; or
(iv) a material breach (following notice and an opportunity to cure) of any covenant by the Participant contained in any agreement between the Participant and the Corporation or any of its Affiliates.

          (c) Except as otherwise provided in an Option Agreement or to the extent otherwise provided for directors in Section 8(d) below, in the event of a termination of employment or service resulting from the optionee's involuntary termination without "Cause," death, disability or retirement at normal retirement age, the Option shall become exercisable at the date of termination for an additional pro rata portion (based on the amount of the current year that has expired prior to the termination) of the previously nonexercisable portion of the Option which would have been eligible to be exercised at the end of the year in which such termination occurs and the optionee (or his personal representative) may at any time within a period of three months after such termination (one year in the case of a termination due to death or disability) exercise such Option, but only to the extent that the Option was exercisable on the date of employment termination (including any pro rata increase in exercisability for the year of termination). Such Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

          (d) Notwithstanding Section 8(c), if the optionee is a director of the Corporation and his or her service with the Corporation as a director terminates because the optionee: (i) does not stand for reelection as a director, (ii) is asked not to stand for reelection as a director, or (ii) stands for reelection but is not reelected as a director, the Option shall become exercisable at the date of termination for an additional portion of the previously nonexercisable portion of the Option which the optionee would have been eligible to exercise if the optionee had continued to provide services to the Corporation for the remainder of the calendar year in which his or her termination occurs and for one additional year thereafter. The optionee may at any time within a period of three months after such termination exercise such Option, but only to the extent that the Option was exercisable on the date optionee's service terminated (including any increase in exercisability provided for in this Section). Such Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

          (e) In the event of a voluntary termination of employment by an optionee or the voluntary resignation by the optionee before the optionee's term as a director has expired, an optionee may at any time within a period of three months after such termination exercise any outstanding Option, but only to the extent that the Option was exercisable on the date of employment or service termination. Such

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Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

          (f) An Option may be exercised to the extent that Shares have become purchasable under the Option, in whole or in part, from time to time, and at any time prior to expiration or termination of the Option, by making full payment of the Option Price to the Corporation in any one or more of the following ways:

               (i)   in cash, including check, bank draft, or money order;
          and/or

               (ii) by the assignment and delivery to the Corporation or the Affiliate which employs the optionee (or any other Affiliate designated by the Corporation) of Shares which are not subject to restriction, are owned by the optionee free and clear of all liens and encumbrances and have a fair market value (as determined by the closing price on the national securities exchange on which the Shares are listed on the day preceding the day of exercise or by any other method acceptable to the Committee in its absolute discretion) equal to the applicable Option Price less any portion thereof paid in cash provided, however, that any Shares surrendered in payment must have
          --------  -------
          been held by the optionee for more than six months at the time of surrender; and/or

               (iii) to the extent authorized by the Committee in the Option Agreement, by means of a broker-assisted cashless exercise.

9.        NONTRANSFERABILITY OF OPTIONS.

          An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee (or in the case of disability, his or her personal representative), and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

10.       RIGHTS AS A HOLDER OF SHARES.

          An optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by his Option until the date on which payment is made by him, and accepted by the Corporation, for such Shares. No adjustment shall be made for distributions for which the record date is prior to the date such payment is made and accepted.

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11.       RULE 16B-3.

          During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, it is the intent of the Corporation that Grants made pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

12.       ADJUSTMENTS UPON CHANGES IN SHARES.

          In the event that a distribution shall be declared upon the Shares payable in Shares, the number of Shares then subject to any Option and the number of Shares available for issuance pursuant to this Plan but not yet covered by an Option shall be adjusted by adding to each such number the number of Shares which would have been distributable thereon if such number of Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such distribution. In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of Shares or shares of stock or other securities of the Corporation or of another entity, whether through reorganization, recapitalization, split, reverse split, combination of Shares, merger, consolidation, sale of assets or otherwise, then there shall be substituted for each Share subject to any Option and for each Share available for issuance pursuant to the Plan but not yet covered by an Option the number and kind of Shares or shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. In the case of any such substitution or adjustment as provided for in this Paragraph, a corresponding proportionate adjustment shall be made to the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to the substitution or adjustment.

          No adjustment or substitution provided for in this Paragraph shall require the Corporation in any Option Agreement to sell a fractional Share, and the total substitution or adjustment with respect to each Option Agreement shall be limited to whole Shares (rounding to the nearest whole number).

13.       CHANGE OF CONTROL; SALE OF ASSETS/STOCK.

          Upon the dissolution or liquidation of the Corporation or upon a Change of Control, all Options shall fully vest. In the event of any such Change of Control or dissolution or liquidation (a "Transaction"), each individual holding an Option shall have the right, (i) immediately prior to the occurrence of such Transaction and (ii) during such period occurring prior to such Transaction as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such Transaction occurs and without regard to any installment limitation on exercise imposed pursuant to Section 8 above but subject to Section 15 below. The Committee shall send written notice of an event that will result in such an exercise period to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

          For purposes of the Plan, "Change of Control" means:

          (i) a merger, consolidation, reorganization or other business combination of the Corporation with one or more other entities in which the Corporation is not the surviving entity;

          (ii) a sale of substantially all of the assets of the Corporation to another entity;

          (iii) any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 20 percent or more of the common stock of the Corporation; or

          (iv) any person commencing a tender or exchange offer or entering into an agreement or receiving an option to acquire beneficial ownership of 20 percent or more of the total number of voting shares of the Corporation.

          Notwithstanding (iii) and (iv) above, a Change of Control shall not occur if any director, officer or employee owns 20 percent or more of the Shares, or acquires the right to purchase Shares which if such right were exercised would result in the ownership of 20 percent or more of the Shares, as a result of:

                (a) the exercise of options or the grant or vesting of equity-based awards under any incentive plan of the Corporation;

                (b) the purchase of Shares directly by the director, officer or employee of the Corporation; or

                (c) the implementation of a Share repurchase program by the Corporation.

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

14.       USE OF PROCEEDS.

          Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Corporation or Affiliate, as the case may be.

15.       OTHER PROVISIONS.

          The Grants to be issued under this Plan will incorporate the provisions of this Plan by reference. The Options granted under this Plan may be subjected to or include additional restrictions upon the exercise thereof and/or such other provisions, if any, as the Committee and/or the Board may deem advisable and cause to be specified in the Grant, or the Option Agreement entered into pursuant thereto.

16.       TAX WITHHOLDING.

          The Participant also shall provide funds to the Corporation or Affiliate in an amount sufficient to pay the amount of any withholding taxes required with respect to the exercise of the Option at the time such withholding is required.

17.       AMENDMENT.

          The Corporation may from time to time amend this Plan. Unless the Compensation Committee of the Corporation, acting by resolution, determines otherwise, an amendment to this Plan shall not, without the consent of a Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan. Unless approved by the stockholders of the Corporation, neither the Board nor the Committee has the authority to reduce the exercise price of any Option.

18.       SUSPENSION OR TERMINATION OF PLAN.

          The Board may from time to time suspend or at any time terminate this Plan. No Option may be granted during any such suspension or after termination. The termination of this Plan shall not, without the consent of the Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

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19.       INDEMNIFICATION.

          The members of the Committee shall be indemnified by the Corporation to the maximum extent permitted by applicable state law and the Corporation's articles of incorporation or bylaws.

20.       DISCLAIMER OF EMPLOYMENT RIGHTS.

          Neither this Plan nor any Option granted hereunder will create any employment right or right to be retained as a director in any person.

21.       GOVERNING LAW.

          The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Virginia, other than the choice of law rules thereof.

22.       SUBSEQUENT SHAREHOLDER APPROVAL.

          The Board shall have the right to submit the Plan for approval by the stockholders of the Corporation. If the Board submits the Plan for stockholder approval and such approval is not obtained after a vote by the stockholders, all Options previously granted under this Plan that remain unexercised at such time shall be automatically rescinded.

                                             NVR, INC.

                                             By:  ____________________________

                                             Its: ____________________________

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